Exhibit 10.23.1

AMENDMENT NO. 1
TO
RECAPITALIZATION AGREEMENT

          This Amendment No. 1 is entered into between Warrior Energy Services Corporation (formerly Black Warrior Wireline Corp.), a Delaware corporation (the “Company”) and SJMB, L.P., a Delaware limited partnership (the “Holder”).

BACKGROUND

A.
The Company and the Holder entered into a Recapitalization Agreement dated October 6, 2006 (the “Recapitalization Agreement”) relating (i) to the conversion into shares of Common Stock, $0.005 par value per share, (“Common Stock”) of the principal and accrued interest on the promissory notes (the “Notes”) of the Company held by the Holder, (ii) the sale to the Company of the shares of Common Stock issued to the Holder on conversion of the Notes, (iii) the sale to the Company of the Holder’s Warrants and SJMB Shares, and (iv) in the event the Holder’s Warrants are not sold to the Company, the exchange by the Holder of its Warrants for shares of Common Stock.

B.	All terms used in this Amendment not otherwise defined are defined as appears in the Recapitalization Agreement.
C.
Under the terms of the Recapitalization Agreement and as a consequence of the cutback provisions of Addendum C thereto, the Company expects to be unable to purchase out of the Net Proceeds of the Underwritten Offering at the Closing Time all the Conversion Shares and Warrants held by the Holder.  The Company and the Holder desire to make certain amendments to the Recapitalization Agreement with respect to the priority in the order of the purchase of the Holder’s Conversion Shares and Warrants by the Company at the Closing Time.

NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations, and warranties contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

1.	Article III is amended to provide, subject to paragraph 2 hereof, that Conversion Shares and Warrants shall be purchased at the Closing Time in accordance with that Article in the following order:

(a) First, the Holder shall sell and the Company shall purchase out of the Net Proceeds at the Closing Time all of the Holder’s Warrants, to the extent of Net Proceeds available, and
(b)
Second, after all Holder’s Warrants shall be purchased, Holder shall sell and the Company shall purchase out of the Net Proceeds at the Closing Time as many of Holder’s Conversion Shares as the Company has Net Proceeds available to purchase.

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2.
The Company is a borrower under a Second Amended and Restated Credit Agreement with General Electric Capital Corporation, as agent and lender, (“GECC”) dated December 16, 2005 and a Second Lien Credit Agreement with GECC dated December 16, 2005 (collectively, such agreements are referred to as the “Credit Agreements”) pursuant to which the Company is required to make certain mandatory prepayments under the Credit Agreements out of the Net Proceeds of the Underwritten Offering.  Accordingly, the Company is required to retain Net Proceeds for its corporate purposes in the amounts necessary to meet the mandatory prepayment requirements of the Credit Agreements.  The Holder and the Company agree that the purchases and sales of Conversion Shares and Warrants at the Closing Time of the Underwritten Offering is subject to the mandatory prepayment terms of the Credit Agreements and the Exchange Share Equivalents to be purchased by the Company at the Closing Time are subject to the Company’s obligations under the Credit Agreements.

3.
The parties hereto hereby restate, ratify and reaffirm each and every term and condition set forth in the Recapitalization Agreement effective as of the date hereof and after giving effect to this Amendment.  All terms of the Recapitalization Agreement as amended hereby shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the respective parties.

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Signature Page

          In Witness Whereof, the parties hereto have caused this Amendment No. 1 to the Recapitalization Agreement to be duly executed this 28th day of March, 2006.

Company	Warrior Energy Services Corporation

	By:	/s/ Robert J. McNally

Robert J. McNally, Executive Vice President of Operations

Holder	SJMB, L.P.
By SJMB, L.L.C., its General Partner

	By:	/s/ James H. Harrison

James H. Harrison, Chief Financial Officer